[CBRL GROUP, INC. LOGO]
Post Office Box 787
Lebanon, Tennessee
37088-0787
Phone 615.443.9869

Contact:	Lawrence E. White
Senior Vice President/
Finance and Chief
Financial Officer

CBRL GROUP, INC. DECLARES THIRTEEN CENTS PER SHARE QUARTERLY DIVIDEND

LEBANON, Tenn. (May 25, 2006) -- CBRL Group, Inc. (Nasdaq: CBRL) today announced that the Board of Directors has declared a regular quarterly dividend to common shareholders of $0.13 per share, payable on August 8, 2006 to shareholders of record on July 14, 2006.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 542 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 137 company-operated and 25 franchised Logan’s Roadhouse restaurants in 20 states.

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